UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 21, 2003

INTERLIANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26115	13-3978980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Manhattanville Road
Purchase, New York	(914) 640-9000	10577
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

ITEM 4.    Changes in Registrant’s Certifying Accountants

At a meeting held on January 10, 2003, the Board of Directors of Interliant, Inc.(the “Company”) approved the engagement of Urbach Kahn & Werlin LLP as its independent auditors for the fiscal year ending December 31, 2002 to replace the firm of Ernst & Young LLP who were dismissed as auditors of the Company effective January 21, 2003. The audit committee of the Board of Directors approved the change in auditors on January 10, 2003. This retention is subject to the approval of the United States Bankruptcy Court for the Southern District of New York, which approval the Company shall seek and expects to obtain.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2001, and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 23, 2003, is filed as Exhibit 1 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) The following document is furnished as an exhibit to this report:

Exhibit Number	Description	Page Number
1	Letter from Ernst & Young LLP dated January 23, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2003

INTERLIANT, INC.

By:	/s/ BRUCE S. KLEIN
Bruce S. Klein Senior Vice President, General Counsel and Secretary

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